As filed with the Securities and Exchange Commission on April 2, 2024.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Worksport Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2500 N America Dr

West Seneca, NY 14224

888-554-8789

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven Rossi
Chairman, Chief Executive Officer and President
Worksport Ltd.

2500 N America Dr

West Seneca, NY 14224

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Philip Magri, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Ave of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 2, 2024

Up to 7,700,264 shares of Common Stock underlying the Warrants

Worksport Ltd.

This prospectus relates to the resale from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder,” of up to 7,700,264 shares of common stock, par value $0.0001 per share (the “ Common Stock”), the Selling Stockholder may acquire upon the exercise of outstanding warrants (the “Warrants”).

We issued the Warrants to the Selling Stockholder in a private placement concurrent with a registered direct offering of 2,372,240 shares of Common Stock and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,477,892 shares of Common Stock. Each Warrant will be exercisable for one share of Common Stock for $0.74 per share of Common Stock (a “Warrant Share”) and will become exercisable on September 20, 2024, subject to beneficial ownership limitations as described in this prospectus. The Warrants will expire on the five-year anniversary of the initial exercise date.

The closing of the issuance and sale of the Warrants, Common Stock, and Pre-Funded Warrants was consummated on March 20, 2024.

The Selling Stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of the Warrant Shares on the principal trading market or any other stock exchange, market, or trading facility on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Warrant Shares by the Selling Stockholder. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 19 and  “Plan of Distribution” beginning on page 21 of this prospectus for more information.

Steven Rossi, our founder and Chief Executive Officer, currently owns 100% of our outstanding Series A Preferred Stock, which entitles him to 51% of the voting power of our outstanding voting equity. As a result, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq-listed companies, and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market LLC (“Nasdaq”).

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WKSP.” On April 1, 2024, the last reported sale price of our Common Stock as reported by Nasdaq was $0.63 per share.

We are a “smaller reporting company,” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section titled “Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is                , 2024.

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 7,700,264 shares of Common Stock issuable upon the exercise of outstanding Warrants, or the Warrant Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus, any prospectus or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update, or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus, you should rely on the information in such prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context indicates otherwise, the terms “Worksport,” “Company,” “we,” “us” and “our” refer to Worksport Ltd., a Nevada corporation, and its subsidiaries.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Prospectus Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based on a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Worksport Ltd., through its subsidiaries, designs, develops, and manufactures innovative products for various markets, including automotive accessories, consumer electronics, and both residential and commercial HVAC system markets. Worksport is able to monetize and protect its products through a large and growing intellectual property (“IP”) portfolio with patents and trademarks relating to, among other things, tonneau covers, solar integrated tonneau covers, portable power stations, NP (non-parasitic) hydrogen-based green energy systems, residential heating and cooling systems (heat pumps), and electric vehicle charging stations. Worksport seeks to provide consumers with next-generation automotive accessories through the production of our innovative line of tonneau covers for light trucks while capitalizing on growing consumer interest in clean energy solutions and power grid independence through the launch of its forthcoming solar tonneau cover (Worksport SOLIS) and mobile battery generator system (Worksport COR). Worksport’s subsidiary, TerraVis Energy, is poised to revolutionize the local and global markets for efficient home and commercial heat pumps through its groundbreaking TerraVis Energy Aetherlux. This prototype heat pump, currently under rigorous development, showcases exceptional early test results that underscore its remarkable efficiency in heating and cooling across both extreme hot and cold climates.

Corporate History

The Company was incorporated in the State of Nevada on April 2, 2003 under the name Franchise Holdings International, Inc. (“FNHI”). In December 2014, FNHI acquired 100% of the outstanding equity of Worksport Ltd.., an Ontario corporation formed in 2011 (“Worksport Ontario”), pursuant to which Worksport Ontario became a wholly-owned subsidiary of FNHI. In May 2020, FNHI changed its name to Worksport Ltd.

On May 21, 2021, the Board of Directors (“Board”) authorized the submission of a Certificate of Amendment to the Nevada Secretary of State in which the Company sought to affect a reverse split of its common stock at the rate of 1-for-20 for the purpose of increasing the per share price for the Company’s stock in an effort to meet the minimum listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). The Certificate of Change was submitted to the Nevada Secretary of State on May 21, 2021, and the Financial Industry Regulatory Authority (“FINRA”) corporate action was announced on August 3, 2021. FINRA declared the 1-for-20 reverse stock split effective on August 4, 2021.

TerraVis Energy Inc. (“TerraVis”) was incorporated in the State of Colorado on May 24, 2021. On August 20, 2021, the Company was issued 100 shares of Common Stock at par value of $0.0001 per share. On January 20, 2022, TerraVis issued an additional 9,999,900 shares of Common Stock to Worksport Ltd.. at a par value of $0.0001. On November 4, 2022, Steven Rossi was issued 1,000 shares of Series A Preferred Stock of TerraVis at par value of $0.0001, representing 100% of the authorized Series A Preferred Stock, in consideration for services rendered. The shares of Series A Preferred Stock vote together with the common stock of TerraVis, unless prohibited by law, and have 51% voting power, regardless of how many shares of Series A Preferred Stock are outstanding.

Worksport USA Operations Corporation was incorporated in the State of Colorado on March 23, 2022. On March 23, 2022, the Company was issued 1,000 shares of Common Stock at par value of $0.0001 per share, representing 100% of the outstanding equity of Worksport USA Operations Corporation.

Worksport New York Operations Corporation was incorporated in the State of New York on March 31, 2022. On April 1, 2022, the Company was issued 10,000 shares of common stock at par value of $0.0001 per share, representing 100% of the outstanding equity of Worksport New York Operations Corporation.

Worksport Acquisition Corporation was incorporated in the State of Delaware on December 28, 2021. On January 1, 2022, the Company was issued 1,000 shares of Common Stock at par value of $0.0001 per share, representing 100% of the outstanding equity of Worksport Acquisition Corporation. On August 8, 2023, this corporation was dissolved due to lack of operations and activity.

Worksport USA Holding Corporation was incorporated in the State of Colorado on March 11, 2022. On March 11, 2022, the Company was issued 1,000 shares of common stock at par value of $0.0001 per share, representing 100% of the outstanding equity of Worksport USA Holding Corporation. On May 25, 2023, this corporation was dissolved due to lack of operations and activity.

April 2021 Public Offering; Nasdaq Uplisting

On August 6, 2021, we consummated a firm commitment underwritten public offering (the “Public Offering”) of an aggregate of 3,272,727 units pursuant to a registration statement on Form S-1, as amended (File No. 333-256142), and related registration statement on Form S-1 filed pursuant Rule 462(b) (File No: 333-258429) under the Securities Act. The Public Offering price was $5.50 per unit, and each unit consisted of one share of Common Stock and one warrant (“Public Warrant”) to purchase one share of Common Stock for $6.05 per share (110% of the unit offering price) from the date of issuance until the third anniversary of the issuance date. We received gross proceeds of approximately $18.0 million from the Public Offering, and after deducting the underwriting commissions, discounts, and offering expenses payable by us, we received net proceeds of approximately $16.1 million. We used the net proceeds for working capital, research & development, marketing, and equipment.

In connection with the Public Offering, our Common Stock and Public Warrant commenced trading on The Nasdaq Capital Market under the symbols “WKSP” and “WKSPW,” respectively, since August 4, 2021. Prior to the uplisting, our Common Stock was quoted on the OTCQB Marketplace under the symbol “WKSP.”

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September 2022 At-The-Market Sales Agreement

On September 30, 2022, the Company filed a shelf registration statement on Form S-3, which was declared effective by the SEC on October 13, 2022 (“Form S-3 Registration Statement”), allowing the Company to issue up to $30,000,000 of Common Stock and prospectus supplement covering the offering, issuance and sale of up to $13,000,000 of Common Stock that may be issued and sold under an At-The-Market Offering Agreement dated September 30, 2022 (“ATM Agreement”), with H.C. Wainwright & Co., LLC, as the sales agent (“HCW”). Pursuant to the ATM Agreement, HCW is entitled to a commission equal to 3.0% of the gross sales price of the shares of Common Stock sold. As of December 30, 2023, the Company has sold and issued 604,048 shares of Common Stock in consideration for net proceeds of $812,551 under the ATM Agreement.

November 2023 Registered Direct Offering and Concurrent Private Offering

On November 2, 2023, we raised roughly $4.7 million from a registered direct offering and concurrent private placement before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The registered direct offering entailed the sale of 3,500,000 shares of Common Stock (or pre-funded warrants to purchase shares of Common Stock in lieu thereof) to a single institutional investor. The concurrent private placement entailed the issuance and sale of warrants to purchase up to 7,000,000 shares of Common Stock to the same institutional investor. The combined effective offering price for each share of Common Stock (or pre-funded warrant in lieu thereof) and accompanying warrant was $1.34. The warrants will become exercisable six months from issuance, expire five and a half years from the issuance date and have an exercise price of $1.34 per share. The shares of Common Stock (or pre-funded warrants in lieu thereof) were offered by the Company pursuant to the Company’s Form S-3 Registration Statement. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) and/or Rule 506 of Regulation D. The 7,000,000 shares of Common Stock underlying the warrants were registered for resale by the institutional investor on a registration statement on Form S-1 (File No. 333-276241) filed with the SEC on December 22, 2023 and declared effective by the SEC on December 29, 2023. If at time, there is no effective registration statement available for the shares of Common Stock underlying the warrants, the warrants may be exercised via a “cashless exercise.” We will not receive any proceeds from any warrants exercised by a “cashless exercise.”

March 2024 Registered Direct Offering and Concurrent Private Offering

On March 18, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a certain institutional investor (the “Purchaser”) pursuant to which we sold, in a registered direct offering, an aggregate of (i) 2,372,240 shares (the “Shares”) of Common Stock and (ii) 1,477,892 pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,477,892 shares of Common Stock (the “Pre-funded Warrant Shares”). The offering price per Share was $0.74 and the offering price per Pre-funded Warrant was $0.7399.

The Shares, Pre-funded Warrants and Pre-funded Warrants Shares were offered pursuant to our Form S-3 Registration as supplemented by a prospectus supplement and accompanying base prospectus dated March 18, 2024, filed with the SEC on March 19, 2024 pursuant to Rule 424(b)(5) promulgated under the Securities Act. The registered direct offering closed on March 20, 2024.

The Company received net proceeds of approximately $2.59 million from the offering after deducting the estimated offering expenses, including the tail fees payable to Maxim Group LLC. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

In a concurrent private placement, we issued the Purchaser the Warrants to purchase an aggregate of 7,700,264 shares of Common Stock for $0.74 per share. Under the Warrants, we are obligated to register the shares underlying the warrants on a registration statement on Form S-3 (or other applicable form). If at time, there is no effective registration statement available for the shares of Common Stock underlying the warrants, the warrants may be exercised via a “cashless exercise.” We will not receive any proceeds from any warrants exercised by a “cashless exercise.”

This prospectus is a part of our Registration Statement on Form S-1 that registers the shares underlying the Warrants issued in the concurrent private placement.

Business Developments

The following highlights recent material developments in our business:

●

In August 2023, we announced the successful dispatch of our first shipment of hard folding tonneau covers, which are made in the U.S. with domestic and imported components. This major development follows our initiating manufacturing earlier that month and aligns with recent sizable orders, notably a $700,000 order for soft-folding covers and a staggering $1,600,000 order for hard-folding covers, both from a national U.S. customer and reseller of automotive aftermarket accessories.

●

In September 2023, we announced that we had found a top-tier solar panel provider for our highly anticipated SOLIS Solar Tonneau Cover. We believe that this provider, renowned for its state-of-the-art solar panels and underlying technology, will help us set a new standard in renewable energy tech for vehicles and provide the most durable and highest quality flexible solar panels.

●

In September 2023, we announced significant strides in the development of our groundbreaking COR battery system, designed to complement the launch of the SOLIS solar cover. This cutting-edge duo is poised to empower remote power supply and extend the driving range of electric pickup trucks, thereby underscoring our commitment to sustainability and innovation as a cleantech company.

●	On September 19, 2023, we announced that we had secured a long-term supply agreement with an established, leading automotive aftermarket reseller in the United States.
●

On January 3, 2024, we announced our strategic arrangement with NeuronicWorks Inc., a Toronto-based high-tech custom electronic product development and manufacturing company, to manufacture and assemble our COR battery system in preparation for the system’s anticipated Alpha release.

●

On February 7, 2024, we announced a collaboration with Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY) pursuant to which we will use Infineon’s GaN power semiconductors GS-065-060-5-B-A in the converters for our portable power stations to increase efficiency and power density.

●	On February 23, 2024, we announced a new arrangement with Dix Performance North, Canada’s leading wholesaler of aftermarket car and truck products, for Dix would include our tonneau covers in their catalog. This strategic alliance is expected to make Worksport’s range of covers widely available throughout Canada, accelerate our growth, and contribute to significant sales and revenue increases.

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Products

We have developed a series of soft and hard folding tonneau covers as well as energy products.

Soft Tonneau Covers

Our soft tonneau cover offering consists of vinyl wrapped tri- and quad-fold tonneau covers manufactured overseas in Meizhou, China and Foshan, China. Enhanced versions of our vinyl tri- and quad-fold soft tonneau covers are now available for purchase and marketed under a “Pro” designation. These upgraded versions include our patented quick latch system, which allows the operator to open the cover by simply pulling a release cable – enabling single-sided operation. Each soft cover is fitted with a powder-coated, lightweight aluminum frame and rear cam latches as well as ultra-violet (UV) protected, vinyl tri-layer material that seals around the truck bed with a rubber gasket designed to protect cargo from moisture and debris.

Tri-fold soft covers are a lower cost option when compared to quad-fold tonneau covers which have the additional benefit of enabling full truck bed access by being foldable upwards toward the rear window of the truck. As the market’s only soft vinyl flip up cover that can be either folded against the truck’s rear window or secured like a traditional cover to avoid obstruction of the rear window, Worksport’s full bed access quad-fold soft cover when folded parallel to the back window of the truck while avoiding obstruction of the rear brake light on most truck models.

Our soft tonneau cover line includes:

●	Developed

○	The Worksport SC3 – soft tri-fold introduced in 2011, first Worksport Ltd. product;

○	The Worksport SC3 PRO –soft tri-fold with Quick Latch system introduced in 2012;

○	The Worksport SC4 – soft quad-fold introduced in 2022; and

○	The Worksport SC4 PRO –soft quad-fold with Quick Latch system to be introduced in 2023.

●	In Development

○	The Worksport SCX – soft tri-fold with extendable frame.

Hard Tonneau Covers

Our hard line of tonneau covers includes tri- and quad-fold, aluminum covers. Our entire line of hard folding tonneau covers is manufactured in the USA and include our Quick Latch technology to allow single-sided operation. Our hard covers’ panels are made with ultra-thick, formed aluminum that provides superior dent resistance compared to those of other hard covers, and we protect those panels with a proprietary ceramic paint technology that’s scratch- and dent-resistant. Designed to auto index (center) in the truck bed and be only 7.5mm above the truck bed, the cover provides a low profile, sleek look and yet is easy to install. Our Tough Cover (TC) line will be purchasable with or without a rail system add-on, which provides enhanced utility and enhanced weather-resistance/sealing.

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Our hard tonneau cover line, all of which is in development, includes:

●	The Worksport TC3 – premium top-mounted hard tri-fold;

●	The Worksport TC4 – premium top-mounted hard fold with full truck bed access;

●	The Worksport AL3 – top-mounted hard tri-fold;

●	The Worksport AL4 –top-mounted hard fold with full truck bed access

Energy Products

We are researching and developing various energy-based products, two of which are standalone items - the Worksport SOLIS tonneau cover (“SOLIS”) and the Worksport COR energy storage system (“COR”) - which can be sold together along with a Maximum Power Point Tracking (MPPT) system. This kit will be available for both end consumers and Original Vehicle Manufactures alike. This kit integrates tonneau cover, solar energy capture, and portable energy storage technologies to convert pickup trucks to mobile microgrid power stations – allowing Worksport to compete within niche markets in each the automotive aftermarket accessory, solar energy, and portable power station markets. The MPPT within this kit may be sold alongside the SOLIS as a paired offering, as we have designed a version of our MPPT with a lower voltage input to be used with generic solar panels with lower voltage ratings than our COR energy storage system.

Worksport SOLIS

The SOLIS, a tonneau cover with integrated solar panels, is a unique, folding tonneau cover design founded on our top-mounted tough cover design but with the addition of cutting-edge, monocrystalline, semi-flexible solar panels, and wiring system. These solar panels are secured to aluminum alloy panels both mechanically and using specialized adhesives, which ensure the covers are extremely strong, durable, and secure. The SOLIS cover is intended to be sold as an Original Equipment Manufacturer product, as it can be integrated into the design of leading electric pickup trucks; consequently, we have and will continue to forge and develop relationships with electric pickup truck manufacturers, including but not limited to Workhorse, Rivian, and Tesla as well as Toyota, Stellantis, General Motors, Ford, Nissan, Fisker, and Honda.

The solar panels that we plan to integrate into the SOLIS cover are capable of generating 170-180 watts per square meter. For example, as tested outdoors, the SOLIS cover is capable of generating approximately 460 watts of power on a RAM 6’5” truck bed. When integrated into the design of an electric pickup truck, this power generation can be converted to additional vehicle mileage. The specific added mileage is dependent on many factors including but not limited to the region of the world in which the vehicle is driven, weather conditions, season, temperature, hours of sun light per day, and average irradiance. For example, assuming a solar power density of 170 W/m2, battery capacity of 98 kWh, mileage range of 300 miles, average hours of sun per day of 6 hours, average irradiance per day of 700 W/m2, and surface area of 2.7 m2, the SOLIS cover is estimated to provide 5.6 additional miles of range to an electric pickup truck per day.

Worksport COR

The COR or COR ESS (energy storage system) is a modular, portable power station uniquely designed to mount to the inside of a pickup truck bed and enable battery swapping without an immediate drop in power output. The COR built-in inverter with an output voltage of 120V AC (frequency of 60Hz) is capable of powering loads up to 3000W. Combined with its modular 48V batteries, it can store up to 6kWh of energy on the go. Each additional modular battery adds 1.5kWh of energy storage. The COR main battery, a Lithium battery, boasts a capacity of 1534Wh while its Hot Swap Nickel Manganese Cobalt (NMC) battery has a capacity of around 200Wh. The system allows Bluetooth connection for monitoring and controlling the COR system and its external batteries.

Not only does the COR system allow users to swap a depleted battery for a fully charged one, but it does so without a drop in power output for up to 15 seconds with a load of 3000W. This unique feature allows the COR system to be used in a variety of applications, including but not limited to sporting and outdoor activities, disaster relief and general emergencies, and vocational activities ranging from contractor to drone operator. While the COR system is designed to nicely complement the SOLIS tonneau cover, it will be purchasable as a standalone product – allowing consumers to utilize stored energy, whether captured via grid or grid-independent energy sources, anywhere. As Worksport’s first step into the energy storage market, the COR system is Worksport’s pioneer product within its future COR platform.

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Manufacturing

As of December 31, 2023, all Worksport soft tonneau covers were manufactured in a facility located in Meizhou, China according to Worksport’s specifications, schematics and blueprints. We also began exploring and setting up production capabilities for additional soft covers at a second outsourced manufacturing facility located in Foshan, China. The newer facility in Foshan, China will have an output capacity two times greater than that of the manufacturing facility in Meizhou, China. We believe we will be able to scale production at this newer facility without sacrificing quality or craftsmanship.

We have purchased many production tools including injection molds, die cast molds, extrusion dies, and stamping dies – many of which are residing among foreign suppliers who are currently utilizing said tooling to produce needed components for manufacturing or assembly within the USA. We are concurrently diversifying this list of raw material suppliers who can use our production tools to continue producing our tonneau cover components in order to lower the risk that trade with any particular or preferred raw material supplier become more expensive or difficult.

In May of 2022, we purchased a 152,847 square foot production facility for domestic production, storage, and distribution, located in West Seneca, New York. We have received, installed, and tested all manufacturing equipment as well as trained all personnel necessary for phase one production. Management believes that having manufacturing capability in North America will increase quality control and production efficiency, as well as lower landed costs and geopolitical risks.

In August of 2023, we began early production of our first hard folding tonneau cover, the Worksport AL3 Pro. We have continued to develop, improve, and evolve our production methods and standards. As of March 2024, we have begun consistent production of the AL3 Pro with high repeatably and stable production quality. The AL3 Pro tonneau cover model is in active production for most major makes and models of light trucks in North America.

Our manufacturing engineering team is continuing to develop rigs and fixtures to increase the efficiency of our manufacturing process in order to scale existing manufacturing lines before investing in additional lines and personnel, and we will continue to allocate resources towards improving manufacturing efficiency and product quality on an ongoing basis.

Intellectual Property

We currently hold a broad collection of intellectual property rights relating to certain aspects of our parts and accessories and services. This includes patents, trademarks, copyrights and trade secrets. Although we believe the ownership of such intellectual property rights is an important factor in our business and that our success does depend in part on such ownership, we rely primarily on the innovative skills, technical competence and marketing abilities of our personnel.

Patents

As of December 31, 2023, our patent portfolio consists of ten (10) issued U.S. utility patents, three (3) issued Canadian utility patents, and thirty-two (32) pending utility patent applications in various jurisdictions worldwide. Our portfolio further includes seven (7) design registrations in Europe and China, along with forty-five (45) pending design applications in various jurisdictions worldwide. We are also in the process of preparing and filing several other utility and design patent applications across relevant countries and jurisdictions.

Granted U.S. utility patents will expire between 2032 and 2040, excluding any patent term adjustment that might be available following the grant of the patent. If issued, pending utility patent applications would expire 20 years from the filing date of each application, excluding the filing date of any provisional applications and excluding any patent term adjustment that might be available following the grant of the patent.

Trademarks

As of December 31, 2023, the Company has 36 trademark registrations and 18 pending trademark applications in various jurisdictions worldwide.

The Market

We primarily compete in the Automotive Aftermarket Accessories and New Energy industries with a focus on the Tonneau Cover and the Portable Power Station Markets.

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Tonneau Cover Market

There are various forms of tonneau covers, each with their advantages and disadvantages, available for consumption through direct-to-consumer and retailer and dealer sales channels. Some forms of tonneau cover include but are not limited to:

●	Solid One Piece Caps and Lids;

●	Retractable Covers;

●	Soft Folding & Roll-Up Covers; and

●	Hard Folding & Standing Covers

Solid one piece covers and retractable covers tend to have limited functionality and tend to be priced higher when compared to other types of tonneau covers. Soft and hard folding/rolling tonneau covers, in contrast, tend to be priced more competitively and, as such, are a popular choice among tonneau cover consumers. Given these factors and our belief that we can develop less cumbersome, high functioning, and low cost soft and hard folding covers, we focus primarily on developing soft and hard folding covers.

Our tonneau cover revenue stream is largely proportional to sales of pickup trucks. As of late 2022, there were 284.9 million vehicles in operation in the USA1, roughly 21%, or 59.5 million, of which were pickup trucks.2 However, as a result of recent supply chain shortages, heightened interest rates, high prices, and slowing sales, it may take until 2025 for new-vehicle sales to return to pre-pandemic levels.1 While new vehicle sales have decreased, we are well-positioned to capitalize on new vehicle sales; we offer tonneau covers for each of the 10 most popular makes/models by projected 2022-2029 sales (including, for example, the Ford F-Series, RAM Pickups, and Chevrolet Silverado), as well as the top 10 most accessorized pickup truck makes/models projected in 2022-2029.2 Within North America, the pickup truck market is expected to grow from $120 billion in 2022 to $160 billion by 2030, representing a compound annual growth rate of 5.9% in 2023-2030.3 Within this market, pickup trucks are most popular within the southern region of the United States2, and the two largest state markets for pickup trucks are by far Texas and California.2 Globally, the pickup truck market is expected to grow at a compound annual growth rate of 5.01% between 2023 and 2028, representing a $102.91 billion increase.4

Electric pickup trucks are projected to gain a larger portion of the U.S. pickup truck market share each year through 2035.1 In fact, the electric pickup truck submarket within North America is estimated to grow from $16.66 billion in 2024 to $64.65 billion in 2029, representing a compound annual growth rate of 31.15%.5 However, a large headwind acting against this trend is that pickup trucks tend to be more popular in areas with less-developed charging infrastructure2 – a headwind that the SOLIS cover directly addresses and positions us favorably for possible partnerships and deals with electric pickup truck manufacturers.

The Specialty Equipment Aftermarket provides more specific insight into how often and for what reasons vehicle owners or renters are purchasing accessories for their vehicles. Despite crossover utility vehicles being the most common vehicle type on the road in the USA1, pickup trucks are the largest market by sales within the USA for specialty equipment – constituting 31% of this market2, which translated to $16 billion in sales during 2021.2 This market is expected to grow from $51.80 billion in 2022 to $58.28 billion by 2026.6 Within this pickup truck accessory market, 34% of accessories are truck bed & utility modifications2, which is the submarket in which we operate. Truck bed covers are among the top product categories for aftermarket accessory purchases in 20212, and the size of the tonneau cover market within the USA is expected to grow at a compound annual growth rate of 8.6% from $3 billion in 2021 to $5 billion in 2027.7

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As discretionary consumer goods, the specialty automotive part market is subject to consumer spending trends. Per capita disposable income fell 7.8% during 2022 as government stimulus ended, though it has since increased by 4.6%.8 Further, the Bureau of Labor has reported an increased unemployment rate in February 2024 relative to prior months9, and the Federal Reserve has projected unemployment rates may increase in 2024 and 2025.10 Together, these factors suggest consumer disposable income and unemployment will need to be carefully monitored in order to accurately forecast the automotive aftermarket accessories’ market potential year-to-year.

Consumers purchase automotive aftermarket accessories, as well as tonneau covers, specifically, for various reasons. According to recent reports, 97%, 92%, 80%, and 62% of pickup truck owners use their trucks for utility/work, travel/vacation, outdoor recreation, and off-road uses, respectively.2 Of those pickup truck owners who have purchased accessories for their trucks, 93%, 86%, 68%, and 43% of them use their pickup trucks for day trips, carrying tools/gear, light off-roading, and car camping, respectively.2 Pickup truck owners who use their vehicles for outdoor recreation, work, or off-roading are much more likely to purchase accessories when compared to those who use their vehicles for other purposes.2 Worksport’s tonneau covers largely benefit truck owners using their vehicles for any of these aforementioned purposes, and the SOLIS cover provides additional utility for those utilizing their trucks for utility/work, outdoor recreation, and car camping, in particular.

Sales of truck bed covers occur across several channels, among those including but not limited to part manufacturers, specialty retailers and online retailers. For physical location sales, the most popular sales channels for truck bed covers include New Vehicle Dealerships and Specialty Retailers/Installers, which constituted 17% and 14% of physical location sales, respectively, in 2023.6 For online sales, the most popular sales channels for truck bed covers include Online Only General Retailer, Specialty Retailers/Installers, and Direct from Parts Manufacturers, which constituted 22%, 19%, and 8% of online sales, respectively, in 2023.6 In the Fall of 2022, it was reported that more than half of manufacturers within the specialty-equipment industry were realizing increasing sales through their Direct Sales to Consumers online sales channel over the prior twelve months – a proportion greater than that of any other online sales channel for specialty-equipment including Online Specialty Retailers, Online Only Retailers, and Auto Parts Chains.11 Worksport has begun selling in this sales channel and plans to invest further into doing so in the future.

1.	SEMA. Future Trends Report. 2023. Retrieved from www.sema.org
2.	SEMA. Pickup Accessorization Report. 2022. Retrieved from www.sema.org
3.	Skyquest Technology. Global Pickup Truck Market Size, Share, Growth Analysis, By Truck Type (Small Size Pickup Truck, Mid-Size Pickup Truck), By Propulsion Type (Diesel Pickup Truck, Gasoline Pickup Truck) - Industry Forecast 2023-2030. 2024. Retrieved from https://www.skyquestt.com/report/pickup-truck-market
4.	GlobalNewswire. Global Pickup Truck Market Poised for Growth, Set to Expand by USD 102.91 Billion with CAGR of 5.01% from 2023-2028. 2024. Retrieved from https://www.globenewswire.com/en/news-release/2024/01/26/2818014/28124/en/Global-Pickup-Truck-Market-Poised-for-Growth-Set-to-Expand-by-USD-102-91-Billion-with-CAGR-of-5-01-from-2023-2028.html
5.	Mordor Intelligence. North America Electric Truck Market Size & Share Analysis – Growth Trends & Forecasts up to 2029. 2024. Retrieved from https://www.mordorintelligence.com/industry-reports/north-america-electric-truck-market
6.	SEMA. SEMA Market Report. 2023. Retrieved from www.sema.org
7.	Arizton. U.S. Tonneau Covers Market - Industry Outlook & Forecast 2022-2027. 2022. Retrieved from https://www.arizton.com/market-reports/us-tonneau-covers-market
8.	IBIS World. Per Capita Disposable Income. 2023. Retrieved from https://www.ibisworld.com/us/bed/per-capita-disposable-income/33/#:~:text=Following%20the%20ending%20of%20government,when%20it%20may%20potentially%20hit.
9.	Bureau of Labor Statistics. The Employment Situation – February 2024. Retrieved from https://www.bls.gov/news.release/pdf/empsit.pdf
10.	Federal Reserve Board. Summary of Economic Projections. 2023. Retrieved from https://www.federalreserve.gov/monetarypolicy/files/fomcprojtabl20231213.pdf.
11.	SEMA. State of the Industry Report 2022 Fall. 2022. Retrieved from www.sema.org

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Portable Power Station Market

Compared to the Tonneau Cover Market, the Portable Power Station Market is much younger and globalized. Gas and diesel generators have long been used by consumers to generate electricity when they could not rely on the grid, whether it be due to grid damage or the lack of grid in remote areas. Unlike such generators, portable power stations do not generate electricity themselves, but they too can be used to provide electricity during times of grid unreliability. These portable power stations are often charged by the grid via home outlets or independent of the grid via consumers’ vehicles or solar panels.

The Portable Power Station Market is large and growing. At a compound annual growth rate of 3.90% between 2023 and 2032, the global Portable Power Station market size is currently valued at $4.49 billion and is expected to grow to $6.13 billion by 2032.1 Within this global market, the largest regional market is the North American market with the USA alone constituting $1.28 billion of the current market share and having a compound annual growth rate of 3.8%.1 The segments within the North American market with the largest market share and highest compound annual growth rates are power stations utilizing lithium-ion batteries and those used for off-grid power applications,2 which matches the COR system’s battery type as well as intended usage. Power stations with capacities equal to or greater than 1500 Wh trail slightly behind batteries with capacities equal to or less than 500 Wh in both market size and compound annual growth rate.2

When paired with the SOLIS cover, the COR energy storage system will be a market outlier in that it can be charged safely while mobile whereas competing portable power stations are intended to be stationary during charging.

1.	Precedence Research. Portable Power Station Market. Retrieved from https://www.precedenceresearch.com/portable-power-station-market
2.	Market Research Future. Global Portable Power Station Market Research Report. 2023.

Distribution

We distribute our tonneau covers in Canada and the United States through an expanding network of wholesalers, private labels, distributors, and online retail channels, including eBay, Amazon, Walmart, and our own e-commerce platform hosted on Shopify. Distribution via each aforementioned channel is expected to increase during 2024. We have pursued and will continue to pursue relationships with Original Equipment Manufacturers with the intention of distributing through them as well.

The specialty equipment aftermarket consists of three major types of customers, which include master warehouse distributors and big box stores, dealers and wholesalers, and retail end consumers. Master warehouse distributors and big box stores stock and distribute products to their customers, which are usually local dealers and wholesalers. Dealers and wholesalers are local stores which sell products to some businesses and retail consumers in their area and online. Dealers purchase most of their products from their local distributor who delivers to them regularly. Retail end consumers are the end users of the products.

Competition

Tonneau Cover Competitors

The Tonneau Cover market is relatively consolidated with one industry leader, Real Truck (formerly Truck Hero), having the largest market share. Real Truck has acquired upwards of 16 independent tonneau cover brands in North America, allowing it to concurrently target many different niche markets but also potentially causing it to cannibalize its own sales. We compete directly with Real Truck. Other competitors in this space include Truck Accessories Group (Primarily Leer), Agricover (primarily Access), Truck Covers USA, and Paragon.

We believe that being independent, innovative, operationally lean, and competitively priced will enable us to acquire a larger portion of the existing market share. In order to execute on this, we have a small and effective sales team to forge strong business-to-business relationships as well as a small and effective customer support team to service both business-to-business and direct-to-consumer sales. Selling above MAP (Minimum Advertised Price) and enforcing this policy will allow business customers to sell without competing with us and, in return, support the growth of the distribution base. Our innovative covers are designed to serve purposes that no other tonneau cover is currently capable of, some of which are specifically geared towards improving margins for distributors. Further, the SOLIS cover’s inclusion of solar panels may be particularly attractive to electric pickup truck original equipment manufacturers, paving the path towards an original equipment manufacturer relationship that may be lucrative beyond standard tonneau cover partnerships.

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Portable Power Station Competitors

The Portable Power Station market is global and highly fragmented and includes many competitors from across the world including but not limited to Alpha ESS Co., Ltd., Anker Technology, Bluetti, Chilwee Group Co., Ltd, Duracell, GES Group Limited Company, Jackery Inc., Lion Energy, Milwaukee Tool, and Mitsubishi Corporation. Some of these competitors offer a line of Portable Power Stations, each with different power capacities, sizes, and price points, while others specialize in a few or even one Portable Power Station as to target a specific or niche submarket.

We intend to be competitive in this space by focusing on one Portable Power Station while selling additional modular batteries to allow consumers not only to determine for themselves their ideal stored energy capacity and price point but also to upgrade their COR system overtime based on their evolving needs.

Supply of Components

Production of our soft and hard cover product lines requires components including but not limited to injection molded plastics, rubber hinges, rubber seals, foam corners, aluminum coils, aluminum extrusions, and metal brackets. We believe that we can source materials needed for soft and hard tonneau cover production from other suppliers without major delay should any preferred supplier no longer be suitable.

For our domestically assembled products, we have developed an extensive network of suppliers based in a diverse range of countries, including but not limited to the USA, China, Romania, Spain, Turkey, and Canada. We are further diversifying our supply chain of tonneau cover components by developing relationships with suppliers based in countries, including but not limited to Malaysia, Hungary, Czech Republic, Estonia, Latvia, Slovakia, Bulgaria, Vietnam, Thailand, Poland, Finland, Italy, and Lithuania. For our COR and SOLIS components, we are establishing relationships with suppliers based in countries, including but not limited to the USA, Canada, China, Germany, Romania, Turkey, Philippines, and India. We actively seek to lower reliance on any country deemed a potential geopolitical supply chain risk.

Research and Development

We invest in research and development activities on an ongoing basis. We are actively acquiring new engineering and design assets, both in-house and third-party. Our design engineers are based in both Canada and the United States, and they have developed and are further developing unique tonneau cover designs with enhanced user experience, cost-effective and sustainable materials, and automatable manufacturing potential. Our electrical engineers are based in Canada and work heavily on sourcing solar panels with features suitable for the Company’s SOLIS cover, as determined through deep product research and testing. Concurrently, the electrical engineering department continues to research and develop more size- and cost-effective methods of portable energy storage in order to offer the market a competitive portable energy storage system with distinguishable and unique product features.

Our subsidiary, TerraVis Energy, Inc., researches green energy solutions for home and community power as well as Electric Vehicle DC charging and heat-pump technology.

Governmental Programs, Incentives and Regulations

Globally, both the operation of our business and the ownership of our products by our customers are impacted by various government programs, incentives, and other arrangements. Our business and products are also subject to numerous governmental regulations that vary among jurisdictions.

Programs and Incentives

We have applied for and been granted tax, mortgage, wage, and energy cost relief in New York in addition to wage cost and R&D cost relief in Ontario. These programs are provided by several agencies including the Erie County Industrial Development Agency, Empire State Development, NY Power Authority, and The Canada Revenue Agency. Each of these incentive programs includes its own set of guidelines and requirements, including but not limited to timely eligibility reporting, environmental regulation compliance, and headcount projection realization – each of which we have agreed to and must abide by in order to continue realizing said incentives.

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We continue to seek additional incentives and grants in order to lower our operational costs as well as commit less capital to new product initiatives.

Regulations

Our COR portable power station is subject to various U.S. and international regulations that govern transport of “dangerous goods,” defined to include lithium-ion batteries, which may present a risk in transportation. We plan to conduct testing to demonstrate our compliance with such regulations.

We use lithium-ion cells in our energy storage products. The use, storage, and disposal of our battery packs are regulated under existing laws and are the subject of ongoing regulatory changes that may add additional requirements in the future.

Environmental Compliance

We are committed to high environmental standards and carry out our activities and operations in compliance with all relevant and applicable environmental regulations and best industry practices. Costs of environmental regulatory compliance are not expected to be significant.

Available Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the U.S. Securities and Exchange Commission (the “SEC”). Such reports and other information filed by us with the SEC are available free of charge at investors.worksport.com/stock-information when such reports are available on the SEC’s website. We periodically provide certain information for investors on our corporate website, worksport.com, and our investor relations website, investors.worksport.com. This includes press releases and other information about financial performance, information on environmental, social and governance matters, and details related to our annual meeting of shareholders. The information contained on the websites referenced in this prospectus is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only.

Executive Offices

Our principal corporate office and manufacturing, storage, and distribution facility are located at 2500 N. America Dr., West Seneca, NY 14224. Our main telephone number is (888) 554-8789, and our main website is www.worksport.com. The contents of our website are not incorporated by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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THE OFFERING

Number of Common Stock registered by us on behalf of the Selling Stockholder named in this prospectus	7,700,264 shares issuable upon exercise of the Warrants.

Common Stock outstanding after this offering(1)	31,800,677 shares, assuming all of the Warrants are exercised

Use of Proceeds	We will not receive any proceeds from the Common Stock offered by the Selling Stockholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. If all of the shares of Warrants are exercised for cash, we intend to receive net proceeds of approximately $5.62 million. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WKSP.” On April 1, 2024, the last reported sale price of our Common Stock on Nasdaq was $0.63 per share. There is no market for the Warrants, and we do not intend to apply to list them on any exchange or to have them quoted on an interdealer quotation system.

Risk Factors	See “Risk Factors” beginning on page 13 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on the 24,100,413 shares of our Common Stock outstanding as of April 2, 2024, and assumes that all of the Warrants in our private placement on March 20, 2024 are exercised. The number of shares of Common Stock outstanding after this offering excludes the following:

●	455,000 shares of our Common Stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2015 Equity Incentive Plan with a weighted exercise of $2.54 per share, of which a total of 425,000 option shares have vested;

●	190,000 shares of our Common Stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2021 Equity Incentive Plan with a weighted exercise of $4.56 per share, of which a total of 167,500 have vested;

●	975,556 shares of our Common Stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2022 Equity Incentive Plan with a weighted exercise of $2.19 per share, of which a total of 198,125 option shares have vested;

●	300,000 shares of Common Stock underlying PSUs, of which 75,000 PSUs have vested;

●	518,018 shares of Common Stock underlying RSUs;

●	3,500,000 of our Common Stock issuable pursuant to options granted with a weighted exercise of $1.75 per share, of which a total of 400,000 option shares have vested;

●	600,000 shares of our Common Stock issuable upon the exercise of warrants issued with an exercise price of $4.00;

●	62,500 shares of our Common Stock issuable upon the exercise of warrants issued with an exercise price of $3.40;

●	3,577,424 shares of Common Stock issuable upon the exercise of warrants issued with an exercise price of $4.00 per share;

●	7,000,000 shares of our Common Stock issuable upon the exercise of warrants issued in a registered direct offering on October 31, 2023, with an exercise price of $1.34 per share; and

●	16,840,656 shares of our Common Stock issuable upon the exercise of Pre-Funded Warrants for $0.0001 per share

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RISK FACTORS

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Summary of Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties that you should consider before investing in our Company.

●	We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

●	We will need additional financing in order to grow our business.

●	We have only sold tonneau covers, the market size of which is limited. Our long-term results depend upon our ability to successfully introduce and market new products, which may expose us to new and increased challenges and risks.

●	We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations and cash flows.

●	The U.S. Central Bank has provided forward-looking guidance of high interest rates for the near future.

●	Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

●	We rely on two suppliers for the production of our outsourced finished goods, which may hinder our ability to grow.

●	We rely on a small number of customers for the majority of our sales.

●	Our Chief Executive Officer and Chairman, Steven Rossi, has significant control over stockholder matters, and the minority stockholders will have little or no control over our affairs.

●	We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Risks Related to Our Business

Going Concern Risk Factor

The Company has incurred significant losses since its inception, including a net loss of $14,928,958 for the year ended December 31, 2023, and has an accumulated deficit of $48,313,177 as of December 31, 2023. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate positive cash flows from operations and to secure additional sources of equity and/or debt financing. Despite the Company’s intent to fund operations through equity and debt financing arrangements, there is no assurance that such financing will be available on terms acceptable to the Company, if at all.

Our independent auditors have included an explanatory paragraph in their audit report regarding the Company’s ability to continue as a going concern. This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. The inability to obtain sufficient financing on acceptable terms could have a material adverse effect on the Company’s financial condition, results of operations, and business prospects.

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The Company is actively pursuing strategies to mitigate these risks, focusing on transitioning towards revenue generation from its existing product offerings and expanding its customer base. However, there can be no assurance that these efforts will prove successful or that the Company will achieve its intended financial stability. The failure to successfully address these going concern risks may materially and adversely affect the Company’s business, financial condition, and results of operations. Investors should consider the substantial risks and uncertainties inherent in the Company’s business before investing in the Company’s securities.

Our business, results of operations and financial condition may be adversely impacted by resurgences of the global COVID-19 pandemic or other pandemics.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies and financial markets in which we operate as well as the overall demand for our products. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a materially adverse effect on our business.

The continued global COVID-19 pandemic created significant volatility, uncertainty and economic disruption. To date, this pandemic has affected nearly all regions around the world. In the United States, businesses as well as federal, state and local governments implemented significant actions to mitigate this public health crisis. We cannot predict the occurrence, duration, or scope of future COVID-19 resurgences or other pandemics, and we know from the COVID-19 pandemic that such events can have material impacts on supply networks, in-person labor availability, and global financial markets volatility.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since our inception. In the twelve months ended December 31, 2023 and 2022, we incurred operating losses of $14,928,958 and $12,534,414, respectively, and as of December 31, 2023, we had an accumulated deficit of $48,313,177. We believe net operating losses will decrease or become net income in the near future as we ramp up sales of our soft covers and AL3 tonneau covers, although we do intend to concurrently invest further into research and development of our AL4 tonneau cover, SOLIS cover, and COR energy storage systems; the market releases for these additional product lines may occur later than we expect or not at all. We are unsure whether we will be profitable in the near future while we continue to ramp up our product offerings, bolster our sales channels, and increase output capacity, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Even if we can successfully develop our additional products and attract customers, there can be no assurance that we will be financially successful. For example, as we expand our product portfolio, and expand internationally, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of our consumer products, and our services, which may not occur.

Risk related to outstanding loan repayment and refinancing efforts.

Our mortgage loan with Northeast Bank matures on May 10, 2024. Failure to refinance the mortgage may result in legal proceedings being brought by the lender, up to and including foreclosure. The Company has received term sheets to refinance the property and is strategically evaluating the next steps.

Geopolitical tensions and conflicts in the Middle East, specifically the Israel-Hamas war, may lead to global economic instability and adversely affect supply chains, which may adversely impact our operations, financial conditions and business prospects.

While we do not have any direct operations or significant sales in the Middle East, geopolitical tensions and ongoing conflicts in the region, particularly between Israel and Hamas, may lead to global economic instability and fluctuating energy prices that could materially affect our business. It is not possible to predict the broader consequences of the Israel-Hamas war, including related geopolitical tensions and the measures and actions taken by other countries in respect thereof, which could materially adversely affect global trade, currency exchange rates, regional economies, and the global economy. While it is difficult to predict the impact of any of the foregoing, the Israel-Hamas war may increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

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Risks Related to the Ownership of Our Common Stock

We have a large number of authorized but unissued shares of our Common Stock which will dilute existing ownership positions when issued.

At April 2, 2024, our authorized capital stock consists of 299,000,000 shares of Common Stock, of which approximately 278,679,497  remain available for issuance, including shares of Common Stock issuable upon the exercise of outstanding warrants. Our management will continue to have broad discretion to issue shares of our Common Stock in a range of transactions, including capital raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or the rules of Nasdaq or any other trading market on which our Common Stock may be listed. If our management determines it be appropriate to issue shares of our Common Stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and, in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

Our Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock and warrants will be stable or appreciate over time.

The price of our Common Stock may be adversely affected by the future issuance and sale of shares of our Common Stock or other equity securities.

We cannot predict the size of future issuances or sales of our Common Stock or other equity securities, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our Common Stock. The issuance and sale of substantial amounts of Common Stock or other equity securities or announcement that such issuances and sales may occur could adversely affect the market price of our Common Stock.

We currently do not intend to declare dividends on our Common Stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our Common Stock.

We currently do not expect to declare any dividends on our Common Stock in the foreseeable future. Instead, we anticipate that all our earnings in the foreseeable future will be used to provide working capital to support our operations and to finance the growth and development of our business. Any decision to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon several factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our Common Stock. Accordingly, your only opportunity to achieve a return on your investment in our Common Stock may be if the market price of our Common Stock appreciates and you sell your shares at a profit. The market price for our Common Stock may never exceed, and may fall below, the price that you pay for such Common Stock.

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Our Chief Executive Officer and Chairman, Steven Rossi, has significant control over stockholder matters, and the minority stockholder will have little or no control over our affairs.

Steven Rossi currently owns 100% of our outstanding Series A Preferred Stock which entitles him to 51% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

Risks Related to the Warrants

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

If a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the bankruptcy court’s approval. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Holders of the Warrants will have no rights as holders of Common Stock until they exercise their Warrants and acquire Common Stock, except as provided in the Warrants.

Until holders of the Warrants acquire shares of Common Stock upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the shares of our Common Stock issuable upon exercise of such Warrants, except as provided in the Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our Common Stock.

The sale or availability for sale of substantial amounts of our shares in the public market or through holders’ exercise of Common Stock warrants and options or settlement of restricted stock units, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and also could impair our ability to raise capital through future offerings of our shares. As of April 2, 2024, we had 24,100,413 outstanding shares of Common Stock. Any decline in the price of our Common Stock may encourage short sales, which could place further downward pressure on the price of our Common Stock and may impair our ability to raise additional capital through the sale of equity securities.

The issuance of shares upon exercise of derivative securities may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon exercise of options and settlement of outstanding restricted stock units may result in substantial dilution to the interests of other stockholders since these selling stockholders may ultimately convert or exercise and sell all or a portion of the full amount issuable upon exercise. If all derivative securities outstanding as of April 2, 2024, were converted or exercised into shares of Common Stock, there would be approximately an additional 26,343,554 million shares of Common Stock outstanding as a result. The issuance of these shares will further dilute the proportionate equity interest and voting power of holders of our Common Stock.

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We may be required to repurchase certain of our warrants.

Under the Warrants and our warrants sold privately that have registration rights, in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our Common Stock), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black Scholes Value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

If we sell shares of our Common Stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

From time to time, we may issue additional shares of Common Stock at a discount from the current market price of our Common Stock. As a result, our stockholders would experience immediate dilution upon purchasing any shares of our Common Stock sold at such a discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock, or Common Stock. If we issue Common Stock or securities convertible or exercisable into Common Stock, our Common Stockholders will experience additional dilution, and, as a result, our stock price may decline.

We currently do not intend to declare dividends on our Common Stock in the foreseeable future, and as a result, your return on your investment may depend solely on the appreciation of our Common Stock.

We currently do not expect to declare any dividends on our Common Stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, support our operations, and finance our business’s growth and development. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws, and dependent upon a number of factors, including our earnings, capital requirements, and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our Common Stock. Accordingly, your only opportunity to achieve a return on your investment in our Common Stock may be if the market price of our Common Stock appreciates and you sell your shares at a profit. The market price for our Common Stock may never exceed, and may fall below, the price that you pay for such Common Stock. See “Dividend Policy.”

Our Chief Executive Officer and Chairman, Steven Rossi, has significant control over stockholder matters, and the minority stockholders will have little or no control over our affairs.

Steven Rossi, our Chief Executive Officer, President, and Chairman, currently owns 100% of our outstanding Series A Preferred Stock. According to the Certificate of Designation, the Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi can exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

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As a “controlled company” under Nasdaq’s rules, we may choose to exempt our Company from certain corporate governance requirements that could adversely affect our public stockholders.

Steven Rossi’s ownership of Series A Preferred Stock gives him voting control over 51% of our outstanding voting stock. As long as Mr. Rossi owns a majority of our standing voting capital stock, we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq-listed companies. For so long as we are a “controlled company,” we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to do so in the future. If we do so, a majority of the members of our Board might not be independent directors, and our nominating, corporate governance, and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies subject to these corporate governance requirements. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or harm our trading price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

MARKET, INDUSTRY AND OTHER DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus and the documents incorporated by reference into this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Warrant Shares by the Selling Stockholder. However, we will receive proceeds from the exercise of the Warrants by the Selling Stockholder to the extent they are exercised for cash. We estimate that the net proceeds that we would receive from the exercise of the Warrants, assuming all the Warrants are exercised at their exercise price of $0.74, will be approximately $5.62 million. We do not know, however, whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised. It is possible that the Warrants will expire and never be exercised. There are circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the Warrants for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these Warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. The Selling Stockholder will pay any expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of its shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WKSP.” A description of our Common Stock is set forth under the heading “Description of Capital Stock” beginning on page 23 of this prospectus.

The last reported sale price for our Common Stock on April 1, 2024 as reported by Nasdaq was $0.63 per share.

Holders

As of April 2, 2024, we had 170 record holders of our Common Stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Dividend Policy

The Company has never previously declared or paid any cash dividends on its Common Stock. We currently intend to retain earnings and profits, if any, to support our business strategy and do not intend to pay any cash dividends within the foreseeable future. Any future determination to pay cash dividends will be at the sole discretion of our Board of Directors and will depend upon the financial condition of the Company, its operating results, capital requirements, general business conditions and any other factors that our Board of Directors deems relevant.

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PRIVATE PLACEMENT OF WARRANTS

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser prior to issuance of the Warrants, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Pursuant to the securities purchase agreements entered into in connection with the Offering, within 15 calendar days from the date of the securities purchase agreement, we agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Selling Stockholder of the shares of Common Stock issuable upon exercise of the Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the closing date of the securities purchase agreements and to keep such registration statement effective at all times until no Selling Stockholder owns any Warrants or shares of Common Stock issuable upon exercise thereof.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the shares of Common Stock, subject to certain exceptions, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require the Company or a successor entity to purchase the Warrants for cash in the amount of the Black Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrants that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

SELLING STOCKHOLDER

The Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder, upon exercise of the Warrants. For additional information regarding the issuances of the Warrants, see “Private Placement of Warrants” above. We are registering the Warrant Shares in order to permit the Selling Stockholder to offer the shares for resale from time to time. In addition to the ownership of the shares of Common Stock and the Warrants, the Selling Stockholder has had material relationships with us within the past three years.

Beneficial ownership under the Exchange Act is determined based on the rules and regulations set forth by the U.S. Securities and Exchange Commission (SEC). Specifically, beneficial ownership is calculated by taking into account not only shares of stock directly held by an individual or entity, but also shares that the individual or entity has the right to acquire within 60 days through the exercise of any option, warrant, or right, or through the conversion of a convertible security. This encompasses shares over which the individual or entity has sole or shared voting or investment power. The rules are designed to provide a comprehensive understanding of an individual's or entity's potential influence over a company by including both direct holdings and those shares that can be acquired in the near term.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, Warrants, and other warrants, as of April 2, 2024, assuming the exercise of the Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises. The third and fourth columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. The third column lists the Warrant Shares offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the Purchase Agreements with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

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Under the terms of the Warrants, a Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the table below does not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned prior to Offering		Shares Offered by this Prospectus		Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Armistice Capital, LLC (2)	14,700,264	(3)	7,700,264	(4)	7,000,000	18.04%

(1)	Based on 24,100,413 shares of Common Stock outstanding as of April 2, 2024.

(2)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Consists of (i) warrants to purchase up to 6,500,000 shares of Common Stock, (iii) warrants to purchase up to 500,000 shares of Common Stock, and (iv) Warrants to purchase up to 7,700,264 shares of Common Stock. The foregoing warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The beneficial ownership of the Master Fund reported in this table does not reflect this limitation.

(4)	Represents 7,700,264 shares of Common Stock issuable upon the exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The beneficial ownership of the Master Fund reported in this table does not reflect this limitation.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

If at the time of any offer made under this prospectus, a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WKSP.” The Warrants we issued in our public offering are listed on the Nasdaq Capital Market under the symbol “WKSPW.”

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions or loan or pledge the securities to broker-dealers that, in turn, may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock and the Warrants summarizes the material terms and provisions of the securities we may issue in connection with this offering. It may not contain all the information that is important to you. For the complete terms of our Common Stock, please refer to our Articles of Incorporation and our bylaws (“Bylaws”), which are filed as exhibits to the registration statement, which includes this prospectus. See “Where You Can Find More Information.” The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each as in effect at the time of any offering of securities under this prospectus.

As of April 2, 2024, our authorized capital stock consists of 299,000,000 shares of Common Stock, par value $0.0001 per share, of which 24,100,413 shares were issued and outstanding, and 100,100 shares of preferred stock, par value $0.0001 per share, of which 100 shares of Series A Preferred Stock are issued and outstanding. The Series A Preferred Stock is entitled to 51% of the total voting power of the Company’s common stock regardless of the number of shares of Series A Preferred Stock that are outstanding. The holders of the Series A Preferred Stock are not entitled to dividends or to receive distributions in the event of liquidation, dissolution, or winding up of the Company, either voluntary or involuntary. As of the date of this prospectus, there were 100 shares of Series A Preferred Stock outstanding, all of which were owned by Steve Rossi, our CEO and Chairman.

In addition, as of April 2, 2024, there were 26,343,554 shares of Common Stock underlying outstanding options, warrants, restricted stock units, and performance stock units. The authorized and unissued shares of Common Stock and preferred stock are available for issuance without further action by our stockholders.

Common Stock

Each stockholder of our Common Stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the stockholders. Our shares of Common Stock have no preemptive, conversion, or redemption rights. The rights, preferences, and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of Common Stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of Common Stock are fully paid and nonassessable. The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefor.

Our Common Stock is listed the Nasdaq Capital Market under the symbol “WKSP.” Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which there are 100 shares of Series A Preferred Stock outstanding.

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The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval.

Our Board has the right to establish one or more series of preferred stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding up, which may include provisions that such series will rank senior to our Common Stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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Series A Preferred Stock

We are authorized to issue 100 shares of Series A Preferred Stock, par value $0.0001 per share. All 100 outstanding shares of Common Stock are held by Steven Rossi, the Company’s Chief Executive Officer. The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding. The Series A are not (i) convertible into any other securities of the Company, (ii) entitled to dividends or (iii) to receive any distributions in an event of a liquidation or winding up of the Company.

Series B Preferred Stock

We are authorized to issue up to 100,000 shares of our Series B Preferred Stock, $0.0001 par value.

The holders of the Series B Preferred Stock are entitled to receive dividends upon payment of any dividend on the Common Stock of the Company as if the Series B Preferred Stock had been converted into Common Stock.

In the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of the Common Stock an amount per share equal to the price per share actually paid to the Company upon the initial issuance of Series B Preferred Stock plus any declared but unpaid dividends.

The Series B Preferred Stock is not convertible nor non-redeemable. Each outstanding share of Series B Preferred Stock is entitled to vote on any matter put forth to the holders of the Common Stock equal to the number of shares of Common Stock divided by the original issue price of each share of Series B Preferred Stock divided by $0.000000001.

As of the date of this prospectus, there were no shares of Series B Preferred Stock nor any securities convertible into shares of Series B Preferred Stock outstanding.

Warrants

Exercise Period and Price

The Warrants are exercisable for $0.74 per share of Common Stock commencing six months after the date of issuance, or September 20, 2024, until the five and a half-year anniversary date of the date of issuance, or September 20, 2029, for $0.74 per share, subject to adjustment as discussed below.

Cashless Exercise

If at the time of exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

Stockholder Approval

The Company agreed that it shall obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under the Nasdaq rules, the issuance of shares of Common Stock upon the exercise of the Warrants.

Resale/Registration Rights

Within 15 days of the offering, the Company is required to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the offering. The Company has agreed to keep such registration statement effective at all times until no purchaser owns any Warrants or shares of Common Stock issuable upon the exercise of Warrants.

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Exercise Limitation

Any holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own more than 4.99% (or, upon the election of the holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions

In the event of a Fundamental Transaction (as defined in the Warrant), the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black Scholes Value (as defined in the Warrant).

Transferability

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Warrant holders exercise their Warrants.

Possible Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Nevada Anti-Takeover Statutes

Nevada’s anti-takeover laws are designed to protect corporations from hostile takeovers and unsolicited acquisition attempts. These laws provide various mechanisms that could potentially deter or complicate efforts by outsiders to gain control of a Nevada-incorporated company without the consent of its Board of Directors.

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Key provisions include:

1.	Control Share Acquisitions (NRS 78.378-78.3793): This statute addresses acquisitions of a controlling interest in a corporation. It stipulates that unless otherwise provided in the articles of incorporation or bylaws, if an acquiring person obtains a controlling interest in a corporation, the acquired shares that exceed the threshold for a controlling interest may not have voting rights unless approved by a majority vote of disinterested shareholders.

2.	Combinations with Interested Stockholders (NRS 78.411-78.444): This set of statutes regulates mergers and other combinations between a Nevada corporation and an “interested stockholder,” which is defined as a person or entity that owns 10% or more of the corporation’s outstanding voting shares. For a period of three years after the date on which the person becomes an interested stockholder, a combination between the corporation and the interested stockholder is prohibited unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s Board of Directors before the person attained such status

3.	Acquisition of Controlling Interest (NRS 78.378-78.3793): These provisions govern the acquisition of a “controlling interest” in a Nevada corporation, defined as the ownership of outstanding voting shares sufficient to enable the acquiring person, directly or indirectly, to elect a majority of the Board of Directors. The statute allows the corporation, under certain conditions, to restrict the voting rights of shares acquired that result in a controlling interest, unless the acquisition is approved by a vote of the existing shareholders.

These anti-takeover laws provide Nevada corporations with tools to defend against hostile takeovers and ensure that any change of control happens in a manner that is fair and beneficial to all shareholders. It’s important to note that these statutes allow flexibility in their application, as corporations can opt out of or modify the default provisions through their articles of incorporation or bylaws.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contains provisions that could make it more difficult to acquire control of our Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Authorized but Unissued Shares of Common Stock and of Preferred Stock

We believe that the availability of the “Blank Check” preferred stock under our Articles of Incorporation provides us with flexibility in addressing corporate issues that may arise. The Board of Directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

The authorized shares of preferred stock, as well as shares of Common Stock, will be available for issuance without further action by our stockholders unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Having these authorized shares available for issuance allows us to issue shares without the expense and delay of a special stockholders’ meeting. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render it more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise. The above provisions may deter a hostile takeover or delay a change in control or management of our Company.

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Election and Removal of Directors

Directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the stockholders’ meeting and entitled to vote on the election of directors. Our Articles of Incorporation does not provide for a classified Board of Directors or cumulative voting in the election of directors. Under our bylaws, directors may be removed by the stockholders of the Company with or without cause, and in such cases only at a special meeting of stockholders and by the affirmative vote of the holders of at least a two-thirds (66-2/3%) the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.

Size of Board and Vacancies

The authorized number of directors may be determined by the Board of Directors, provided the Board shall consist of at least one (1) member but not more than nine (9) members. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Vacancies occurring on our Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the stockholders.

Amendment

The Articles of Incorporation may be amended in the manner prescribed by the NRS. The Board of Directors is authorized to adopt, amend, alter or repeal the bylaws by the affirmative vote of at least a majority of the Board of Directors then in office.

Special Meetings of Stockholders

Our Bylaws state that special meetings of stockholders may be held only by the Chief Executive Officer or Chairman of the Board.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will, in all likelihood, find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock stockholders until the Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

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EXPERTS

The 2023 consolidated financial statements of Worksport Ltd. included in Worksport Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Lumsden & McCormick, LLP, the independent registered public accounting firm for the Company, as set forth in their report thereon which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our Common Stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the website that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to ‘incorporate by reference’ into this prospectus and the accompanying prospectus the information in documents we file with it. This means that we can provide you with important information by referring you to those documents. The information incorporated by reference is considered part of this prospectus and the accompanying prospectus. Any information we file later with the SEC will automatically update and supersede this information. Please note that any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus.

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We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities is terminated:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	Our Current Report on Form 8-K filed with the SEC on March 20, 2024; and

●	The description of our Common Stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on July 27, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Written or telephone requests should be directed to: Worksport Ltd., 2500 N America Dr. West Seneca, NY 14224, telephone number (888) 554-8789, Attention: Chief Financial Officer.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

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Up to 7,700,264 Shares of Common Stock underlying the Warrants

WORKSPORT LTD.

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

	Amount to be Paid
SEC Registration Fee	$664
Printing expenses	$10,000	*
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$1,000
Transfer agent and registrar fees	$5,000	*
Miscellaneous expenses	$10,000	*
Total	$76,664	*

*Estimated

Item 14. Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and Bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

1.	During 2021, the Company sold 30,033,199 Units in connection with the Company’s Regulation A Offering (File No: 024-11271) for a purchase price of $0.10 per unit. Each unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock for $0.20 per share from the date of issuance until the first anniversary of the issue date. During the first quarter of 2021, the Company issued 14,660,450 shares of Common Stock in connection with the exercise of warrants purchased in the Regulation A offering. From April 1, 2021 to July 29, 2021, the Company issued 16,995,151 shares of Common Stock in connection with the exercise of warrants purchased in the Regulation A offering.

2.	During 2021, the Company issued 1,240,111 shares of Common Stock in connection with a settlement agreement with a noteholder.

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3.	During 2021, the Company issued 4,092,431 shares of Common Stock in connection with a settlement agreement with a noteholder. During the same period, the noteholder was issued 790,243 shares of Common Stock in connection with the exercise of a warrant.

4.	After March 31, 2021, the Company issued 1,810,111 shares of Common Stock for share subscriptions (the proceeds from the share subscriptions were accepted prior to March 31, 2021, and the shares were issued after that date);

5.	Subsequent to March 31, 2021 the Company issued 2,412,966 shares of Common Stock to employees and third party consultants for services rendered.

6.	On May 3, 2021, the Company sold an aggregate of 10,000,000 units to a private investor for $0.10 per unit, for a total purchase price of $1,000,000. Each unit consists of one share of Common Stock and one (1) warrant to purchase two (2) shares of Common Stock for $0.20 per share (for a total of 20,000,000 shares of Common Stock) from the date of issuance until November 3, 2022.

7.	On May 10, 2021, the Company issued an aggregate of 34,350,697 shares of Common Stock to Steve Rossi, the Company’s Chief Executive Officer and Director, in connection with his Employment Agreement in consideration for Mr. Rossi’s agreement to amend the Series A Certificate of Designation to eliminate the Series A Preferred Stock conversion rights.

8.	During the six months ended June 30, 2021 the Company issued 2,040,990 shares of Common Stock and warrants in a private offering for $4,081,980.

9.	During the six months ended June 30, 2021 the Company issued 259,808 shares of Common Stock to third party consultants valued at $741,159 in consideration for services rendered.

10.	During the six months ended June 30, 2021 the Company issued 150,000 shares of Common Stock to third party consultants valued at $390,000 in consideration for services rendered.

11.	During the six months ended June 30, 2021 the Company issued 62,006 shares of Common Stock pursuant to a settlement agreement with a note holder valued at $111,610.

12.	During the six months ended June 30, 2021 the Company issued 204,622 shares of Common Stock pursuant to a settlement agreement with a note holder valued at $368,320. During the same period the convertible promissory note holder exercised 39,512 warrants on a cashless basis for 39,512 shares Common Stock.

13.	On April 21, 2023, the Company sold 4,434 common shares at $1.72 per share for $7,624. The sale of the common shares was in connection with the Form S-3 shelf registration statement, which was declared effective by the SEC on October 13, 2022 allowing the Company to issue up to $30,000,000 of common shares and up to $13,000,000 of common shares that may be issued and sold under the At-The-Market Offering Agreement dated as of September 30, 2022.

14.	On May 1, 2023, the Company issued Steven Rossi, the Company’s Chief Executive Officer and President, stock options to purchase up to an aggregate of 2,000,000 shares of Common Stock in agreement for Mr. Rossi’s agreement to modify 1,600,000 restricted stock units and 400,000 performance stock units issued to Mr. Rossi on November 11, 2022 and December 29, 2021, respectively. The stock options issued to Mr. Rossi are exercisable for $1.74 per share and expire on May 1, 2033 and vest in increments of 10% for each dollar that the Company’s stock price increases between $2.00 and $11.00, as measured using the volume weighted average price of the Company’s Common Stock for ten consecutive trading days.

15.	In connection with a registered direct offering of shares of Common Stock and pre-funded warrants, on November 2, 2023, the Company issued an institutional investor warrants to purchase up to an aggregate of 7,000,000 shares of Common Stock at an exercise price of $1.34 per share. The Warrants are exercisable from May 2, 2024 until the date that is five and a half (5½) years from November 2, 2023. The Company received net proceeds of approximately $4,200,000 from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees.

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16.	In connection with a registered direct offering of shares of Common Stock and pre-funded warrants, on March 20, 2024, the Company issued an institutional investor warrants to purchase 7,700,264 shares of Common Stock for $0.74 per share. Each warrant will have an exercise price of $0.74 per share of Common Stock and will become exercisable on September 20, 2024, the six-month anniversary date of the issuance date. The gross proceeds of the offering were $2,848,950, and the Company received net proceeds of approximately $2.59 million from the offering after deducting the estimated offering expenses payable by the Company, including a tail fee of 7% of the gross proceeds to Maxim Group LLC.

Unless otherwise noted, the securities above were issued pursuant to the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act, for transactions not involving a public offering.

Item 16. Exhibit and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.:	Description:
3.1	Amended and Restated Articles of Incorporation of Worksport Ltd. filed with the Nevada Secretary of State on May 7, 2021 (8)
3.1.1	Amended and Restated Certificate of Designation of the Series A Preferred Stock filed with the Nevada Secretary of State on March 20, 2019 (8)
3.1.2	Series B Preferred Stock Certificate of Designation filed with the Nevada Secretary of State on May 18, 2020 (8)
3.1.3	Amendment to the Amended and Restated Certificate of Designation of the Series A Preferred Stock filed with the Nevada Secretary of State on May 7, 2020 (8)
3.1.4	Amendment to the Amended and Restated Articles of Incorporation filed May 21, 2021 effecting the 1-for-20 Reverse Stock Split (10)
3.2	Amended and Restated Bylaws adopted on October 21, 2021 (19)
3.3	Articles of Merger of TMAN Global.com, Inc. and Franchise Holdings International, Inc. (filed as an exhibit to the Company’s form 10-K for the fiscal year ended December 31, 2018 filed on May 13, 2019)
4.1	Description of Registrant’s Securities (15)
4.2	Form of Warrant Agent Agreement and Form of Warrant (10)
4.3	Form of Representative Warrant (11)
4.4	Form of Common Stock Purchase Warrant used in 2021 Private Placement (11)
4.5	Form of Pre-Funded Warrant, dated November 2, 2023 (16)
4.6	Form of Warrant, dated November 2, 2023 (16)
4.7	Form of Pre-Funded Warrant, dated March 20, 2024 (17)
4.8	Form of Warrant, dated March 20, 2024 (17)
5.1*	Opinion of Legal Counsel to the Registrant
10.1	Broker-Dealer Agreement, dated September 15, 2020, between Worksport Ltd. and Dalmore Group, LLC (6)
10.2	Patent License Agreement, dated November 26, 2014 (3)
10.3	Corporate Advisory Services Agreement between Worksport Ltd. and Belair Capital Partners, Inc., dated May 1, 2014 (3)
10.4	Shipping Agreement with Federal Express (FedEx) dated September 26, 2014 (3)
10.5	Shipping Agreement with United Parcel Service (UPS) dated March 31, 2014 (3)
10.6	Warehousing and Shipping with JBF Express dated July 24, 2013 (3)
10.7	Continuous Importation Bond with Globe Express Services (3)
10.8	Business Services Agreement, between 1369781 and Worksport Ltd, dated July 1, 2015 (4)
10.9	Business Services Agreement, between 2224342 and Worksport Ltd, dated July 23, 2015 (4)
10.10	Services Agreement, between Marchese and Worksport Ltd., dated July 3, 2015 (4)
10.11	Services Agreement, between JAAM and Worksport Ltd, dated July 15, 2015 (4)
10.12	Software as a Service Agreement, dated September 16, 2020, between Worksport Ltd. and Novation Solutions Inc. (o/a DealMaker) (6)
10.14†	Employment Agreement, dated May 10, 2021, between Worksport Ltd. and Steven Rossi (7)
10.15†	Worksport Ltd. 2015 Equity Incentive Plan (10)
10.16	Lease Agreement, dated April 16, 2021, between Worksport Ltd. and Majorcon Holdings, Inc. re 7299 East Danbro Crescent (10)
10.17	Lease Agreement, dated April 30, 2018, between Worksport Ltd. and N.H.D. Developments Limited re 41 Courtland Avenue (10)
10.18	Form of Subscription Agreement for 2021 Private Placement (11)
10.19†	Worksport Ltd. 2015 Equity Incentive Plan (10)
10.20†	Worksport Ltd. 2021 Equity Incentive Plan (15)
10.21†	Worksport Ltd. 2022 Equity Incentive Plan (15)
10.22	At the Market Offering Agreement, dated September 30, 2022, by and between the Company and H.C. Wainwright & Co., LLC. (12)
10.23†	Performance Stock Unit award, dated November 11, 2022, to Steven Rossi (13)
10.24†	Performance Stock Unit award, dated November 11, 2022, to Lorenzo Rossi (13)
10.25†	Restricted Stock award, dated November 11, 2022, to Steven Rossi (13)
10.26	Agreement dated as of January 30, 2023, between Worksport Ltd. and Wesley Van de Wiel. (15)
10.27	Form of Securities Purchase Agreement, dated October 31, 2023 (16)
10.28	Form of Securities Purchase Agreement, dated March 18, 2024 (17)
10.29	Loan Agreement dated as of May 4, 2022, by and between the Company and Northeast Bank (18)
14.1	Code of Ethics (9)
19.1	Insider Trading Policy and Procedures (18)
21.1	List of Subsidiaries (18)
23.1*	Consent of Lumsden & McCormick, LLP
23.2*	Consent of Legal Counsel to the Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)
97.1	Clawback Policy (18)
104	Cover Page Interactive Data File
107*	Filing Fee Table

*Filed herewith

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(1)	Filed as an exhibit to the Company’s Form 10-Q filed April 24, 2009.

(2)	Filed as an exhibit to the Company’s Form 1-A filed on July 15, 2020.

(3)	Filed as an exhibit to the Company’s Form 8-K filed on December 17, 2014.

(4)	Filed as an exhibit to the Company’s Form S-1 filed on July 21, 2015.

(5)	Filed as an exhibit to the Company’s Form 1-A/A filed on September 10, 2020.

(6)	Filed as an exhibit to the Company’s Form 1-A/A filed on September 29, 2020.

(7)	Filed as an exhibit to the Company’s Form 8-K filed on May 12, 2021.

(8)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on May 14, 2021.

(9)	Filed as an exhibit to the Company’s Form 8-K filed July 2, 2021.

(10)	Filed as an exhibit to the Company’s Registration Statement on Form S-1/A filed on July 8, 2021.

(11)	Filed as an exhibit to the Company’s Registration Statement on Form S-1/A filed on July 16, 2021.

(12)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on September 30, 2022.
(13)	Filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2022 filed November 14, 2022.

(14)	Filed as an exhibit to the Company’s Form 8-K filed November 21, 2022.

(15)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 31, 2023.

(16)	Filed as an exhibit to the Company’s Form 8-K filed on November 3, 2023.

(17)	Filed as an exhibit to the Company’s Form 8-K filed on March 20, 2024.

(18)	Filed as an exhibit to the Company’s Form 10-K filed on March 28, 2024.

(19)	Filed as an exhibit to the Company’s Form 8-K filed on October 28, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Seneca, State of New York, on the 2nd day of April 2024.

WORKSPORT LTD.

By:	/s/ Steven Rossi
Steven Rossi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Rossi his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Rossi	President, Chief Executive Officer, and Chairman of the Board of Directors	April 2, 2024
Steven Rossi	(Principal Executive Officer)

/s/ Michael Johnston	Chief Financial Officer	April 2, 2024
Michael Johnston	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lorenzo Rossi	Director	April 2, 2024
Lorenzo Rossi

/s/ Craig Loverock	Director	April 2, 2024
Craig Loverock

/s/ William Caragol	Director	April 2, 2024
William Caragol

/s/ Ned L. Siegel	Director	April 2, 2024
Ned L. Siegel

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